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                                                                    Exhibit 99.1

[LOGO OF KNIGHT TRADING GROUP, INC.]
CONTACTS FOR KNIGHT
Margaret Wyrwas
Senior Vice President, Corporate Communications & Investor Relations 201-557-6954 or mwyrwas@knighttrading.com

Kara Fitzsimmons
Vice President, Corporate Communications
201-356-1523 or kfitzsimmons@knighttrading.com

Judy Pirro
Manager, Investor and Shareholder Relations
201-356-1548 or jpirro@knighttrading.com

Catherine Smith
Manager, Marketing Communications and Public Relations
201-557-6992 or csmith@knighttrading.com

FOR IMMEDIATE RELEASE:

            KNIGHT PROMOTES JOHN B. HOWARD TO CHIEF FINANCIAL OFFICER

JERSEY CITY, New Jersey (May 5, 2003)--Knight Trading Group, Inc. (Nasdaq:
NITE) today announced that John B. Howard has been promoted to Chief Financial Officer, effective immediately.

Mr. Howard, 33, was Senior Vice President and Group Controller. He had been Acting CFO since February 5, 2003, when Robert I. Turner announced his intention to retire as the company's Chief Financial Officer, Executive Vice President and Treasurer. Mr. Howard has been with Knight since 1998. Previously, he was a Senior Manager in the Securities Industry Practice of PricewaterhouseCoopers.

"John's combined expertise in financial services and extensive knowledge of Knight made him the right choice for the position," said Thomas M. Joyce, Chief Executive Officer and President of Knight Trading Group. "He has done an extraordinary job as Acting CFO since February. He earned his appointment by expertly overseeing Knight's 10-K and proxy filings, the institution of Sarbanes-Oxley requirements, and the preparation and announcement of our first quarter earnings results. Moreover, John has consistently proven himself since he joined Knight after the company's IPO."

Knight is focused on meeting the needs of institutional and broker-dealer clients by providing comprehensive trade execution services in cash equities and options. A leading execution specialist, Knight offers capital commitment and access to a deep pool of liquidity across the depth and breadth of the market as it strives to provide superior client service. Knight also maintains a $1 billion asset management business for institutions and

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high net worth individuals. More information about Knight can be obtained at
www.knighttradinggroup.com.

Certain statements contained herein constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the Company's industry, management's beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Since such statements involve risks and uncertainties, the actual results and performance of the Company may turn out to be materially different from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made herein; however, readers should carefully review reports or documents the Company files from time to time with the Securities and Exchange Commission.

                              [Biography follows]
                                     # # #


John B. Howard
Senior Vice President, Chief Financial Officer
Knight Trading Group, Inc.

John B. Howard, 33, Senior Vice President, Chief Financial Officer, has extensive financial and regulatory reporting experience.

John started his career in 1991 at PricewaterhouseCoopers where he managed audit engagements and financial and operational consulting projects for banks, broker-dealers and investment companies. A Senior Manager within PwC's Securities Industry Practice, he also advised several domestic and international banks on the establishment or acquisition of broker-dealers under Section 20 of the Glass-Steagall Act.

In this capacity at PwC, he advised Knight from its inception in 1995 until its initial public offering in 1998. He joined Knight later that year as Senior Vice President and Group Financial Controller. In this role, he was responsible for financial and regulatory reporting, and helped oversee the firm's secondary equity offering in 1999. In 2000, he managed the due diligence project team overseeing the acquisition of Knight Financial Products (Arbitrade) and helped oversee the integration of its operations into the firm's infrastructure.

In 2000, John was named Chief Financial Officer of London-based subsidiary Knight Securities International, Ltd, where he was responsible for finance, regulatory reporting and administration. He returned to the U.S. in 2002 and resumed his responsibility as Senior Vice President, Group Financial Controller. He also served as Acting Chief

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Financial Officer from February 2003 a position he held until he was promoted in
May of 2003.

John graduated with high honors from Lehigh University with a B.S. in Accounting.